SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

      PURSUANT TO SECT 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 30, 2002
--------------------------------------------------------------------------------
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                                   LEEP, INC.
--------------------------------------------------------------------------------
             (Formerly known as Leading-Edgar Earth Products, Inc.)
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Oregon
                            (STATE OF INCORPORATION)

                                   93-1002429
                               (I.R.S. EMPLOYER)

                                   93-67656-S
                            (COMMISSION FILE NUMBER)

                               660 Fairfield Road
                            Montoursville, PA 11754
             (Formerly 200 S. Wacker Dr. #4000, Chicago, IL 60606)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  800-788-3599
                              (U.S. Message Center)
                          REGISTRANT'S TELEPHONE NUMBER


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Item 4.01.  Change in Registrant's Ceritfying Accountant

1. In 2002 Squar Milner Reehl & Williamson LLP ("Squar Milnar"), the Registrant's former independent certifying accountants, decided not to stand for re-election. Squar Milner Reehl & Willamson, LLP reported on the Company's financial Statements for one fiscal year, April 30, 2001. Such report on the Company's financial statement did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, other than their report was modified as to a going concern uncertainty.

2. During the period from April 30, 2001 through the date of this report, there has not been any disagreement between the Company and Squar Milner with respect to any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

3. Attached as Exhibit 16.1 is a letter from Squar Milner confirming its agreement with the foregoing statements insofar as they relate to Squar Milner.

4. On August 18, 2004, Leading Edge Earth Products, Inc. engaged JORGENSEN & CO. (formerly W. Alan Jorgensen, CPA) to audit the Company's financial statements for filing with the SEC. There have been no consultations related to the issues contained in Reg. S-B Sec. 228.304(a)(2)(i) between the Company and JORGENSEN & CO.

Exhibits:

16.1. Letter of Squar Milner, Reehl & Williamson, LLP, dated November 5, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: November 9, 2004              By: /s/ Dennis Schrage
                                        --------------------------------------
                                        Dennis Schrage, Chairman of the Board

Questions and Comments:

All questions about the information provided in this 8-K report should be addressed via email to info@leepinc.com. Alternately, questions can be directed via mail to: Secretary of the Corporation, PO Box 365, Montoursville, PA 17754.